Exhibit 1.3

THE MACERICH COMPANY

$500,000,000

Common Stock

($0.01 par value per share)

AMENDMENT NO. 2 TO

EQUITY DISTRIBUTION AGREEMENT

August 4, 2023

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of March 26, 2021, as amended by Amendment No. 1 to Equity Distribution Agreement, dated as of May 17, 2021 (as amended, the “Agreement”), by and among The Macerich Company, a Maryland corporation (the “Company”), J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., TD Securities (USA) LLC and RBC Capital Markets, LLC

(each a “Prior Manager” and, collectively, the “Prior Managers”), pursuant to which the Company proposed to issue and sell through or to the Prior Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $500,000,000. Reference is also made to the termination notice delivered by BNP Paribas Securities Corp. as a Prior Manager, pursuant to Section 8(b) of the Agreement, under which BNP Paribas Securities Corp., solely on its own behalf, terminated the provisions of the Agreement relating to the offer and sale of shares by BNP Paribas Securities Corp., effective as of August 4, 2023; provided that certain provisions of the Agreement as listed in Section 8(b) shall remain in full force and effect notwithstanding such termination as provided in the Agreement.

The Company and each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, TD Securities (USA) LLC and RBC Capital Markets, LLC (collectively, the “Existing Managers”) hereby agree to further amend the Agreement to (i) add BMO Capital Markets Corp. (together with the Existing Managers, the “Managers”) as a manager pursuant to the terms of the Agreement and (ii) remove references to BNP Paribas Securities Corp. as a manager throughout the Agreement. All capitalized terms used in this Amendment No. 2 to Equity Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Company and the Managers agree as follows:

Section 1. Amendments to Agreement. The Agreement is amended as follows, effective as of the date hereof.

a.	The preamble of the Agreement is hereby deleted and replaced with the following:

“The Macerich Company, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., TD Securities (USA) LLC and RBC Capital Markets, LLC and any such other manager that may become a party hereto, as described below (each, a “Manager” and, collectively, the “Managers”), as follows:”

b.	The fourth sentence of Section 1 of the Agreement is hereby deleted and replaced with the following:

“All references herein to the Managers shall mean J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., TD Securities (USA) LLC and RBC Capital Markets, LLC, as the exclusive Managers, for so long as no additional Managers become a party hereto.”

c.	The fifth sentence of Section 2(a) of the Agreement is hereby deleted and replaced with the following:

“Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, dated August 4, 2023, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on August 4, 2023, in the form furnished by the Company to each Manager in connection with the offering of the Shares, and any amendment or supplement thereto.”

2

d.	The first sentence of Section 9 of the Agreement is hereby amended by deleting the following notice information for BNP Paribas Securities Corp.

“BNP Paribas Securities Corp., 787 7th Avenue, 8th Floor, New York, New York 10019, Email: dl.bnpp_atm_execution@us.bnpparibas.com”

e.	The first sentence of Section 9 of the Agreement is hereby amended by adding the following notice information for BMO Capital Markets Corp.:

“BMO Capital Markets Corp., 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attention: Legal Department, Facsimile: (212) 702-1205”

f.	Schedule A to the Agreement is hereby deleted in its entirety and replaced by Schedule A to this Amendment.

Section 2. Obligations Binding upon BMO Capital Market Corp. BMO Capital Markets Corp. hereby agrees to be bound by the terms of the Agreement and shall be considered to be a “Manager” under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if it were a party to the Agreement from and after the date hereof.

Section 3. No Other Amendments. Except as set forth in Section 1 above, all the terms and provisions of the Agreement shall continue in full force and effect.

Section 4. Counterparts and Electronic Signatures. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 5. Law; Construction. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signature Pages Follow]

3

If the foregoing correctly sets forth the understanding among the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and the Managers.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Scott W. Kingsmore
	Name:	Scott W. Kingsmore
	Title:	Senior Executive Vice President,
Chief Financial Officer and
Treasurer

ACCEPTED as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kristen M. Pugno
Name: Kristen M. Pugno
Title: Director

By:	/s/ Ben Selinger
Name: Ben Selinger
Title: Director

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

TD SECURITIES (USA) LLC

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Christopher Allred
Name: Christopher Allred
Title: Managing Director

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

SCHEDULE A

Managers

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281